UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (date of earliest event reported):  October 10, 2013

 GREEN ENERGY MANAGEMENT SERVICES HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-33491	75-2873882
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2251 Drusilla Lane, Suite B
Baton Rouge, Louisiana 70809
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (225) 364-2813

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On October 10, 2013, Peter Barrios, Green Energy Management Services Holdings, Inc.’s (the “Company”) Chief Financial Officer, informed the Company of his intention to resign from his position, as a result of him no longer being able to devote the level of commitment necessary to carry out his duties with the Company.  Mr. Barrios’ resignation was effective as of October 5, 2013.

(c) Effective as of October 11, 2013, the Board of Directors (the “Board”) of the Company appointed David Selig as the Chief Financial Officer (and Principal Account Officer) of the Company.

David Selig, 50. Since April 2006, Mr. Selig has been a federal tax practitioner and the founder of Selig & Associates (“S&A”), a New York tax representation and advocacy firm, representing businesses before the Internal Revenue Service.  Prior to founding S&A, Mr. Selig provided per diem representation to various oil companies and financial organizations.  In addition to being a successful management accountant, Mr. Selig is a lifelong environmentalist who believes that businesses can only be efficient, if and when they are profitable. Before earning a Bachelor of Laws and a Juris Doctor degree from British American University School of Law, Mr. Selig attended the Marine Corps Institute.

In connection with Mr. Selig’s appointment, the Company entered into an agreement with S&A pursuant to which S&A will receive compensation for the services provided by Mr. Selig to the Company.  Under the agreement S&A will receive cash compensation of $15,000 per calendar quarter (or pro-rata thereof for such shorter period), commencing September 1, 2013, and a grant of 600,000 restricted shares of the Company’s common stock, which will vest quarterly at a rate of 25% (or pro-rata thereof for such shorter period) in arrears.  In addition, the Board may award in the future Mr. Selig and/or S&A such other cash and equity incentive compensation as it determines to be appropriate for the services that Mr. Selig is providing to the Company.  As of the date of this Current Report, no other grant or award has been made to S&A or Mr. Selig in connection with his appointment.

There are no family relationships between Mr. Selig and any of the Company’s officers and directors.  There are no transactions to which the Company or any of its subsidiaries is a party in which Mr. Selig has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN ENERGY MANAGEMENT SERVICES HOLDINGS, INC.

Dated: October 17, 2013	By: /s/ John Tabacco
Name: John Tabacco
Title: President and Chief Executive Officer

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